Exhibit 99.1

Myomo Receives Medicare Part B Reimbursement for First MyoPro® Claims

Appropriate payment amounts received on two MyoPro claims; Additional claims are under review while CMS rulemaking to re-classify the MyoPro to the brace benefit category progresses

BOSTON (August 24, 2023) ─ Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper-limb paralysis, today announced that it has received payments for two claims submitted for MyoPro® arm braces provided to Medicare fee-for-service beneficiaries.

Myomo recently delivered the custom-fabricated MyoPro braces to these two patients. After review of the medical documentation, one of Medicare’s billing contractors, referred to as a DME MAC, has covered and paid for these two claims. Because MyoPro currently is in the durable medical equipment (DME) rental benefit category, these payments were paid under the capped rental program, which reimburses for devices over 13 months.

In June of this year, the Centers for Medicare & Medicaid Services (CMS) issued a proposed rule that codifies the definition of a brace and includes orthoses/braces such as the MyoPro. Public comments are due by August 29, 2023. If the proposed rule is finalized as proposed, MyoPro braces provided to Medicare Part B beneficiaries will be paid on a lump sum basis, as other braces are currently reimbursed. The timing to finalize this new rule and the publication of an allowable fee are dependent on CMS’s internal process and any future public meetings on this subject.

Paul R. Gudonis, Myomo’s chairman and CEO, stated, “This is a positive step forward as we have been working collaboratively with the CMS staff and DME MAC medical directors to enable Medicare Part B beneficiaries to have access to the MyoPro if it is medically necessary for them. We are pleased to see appropriate coverage and payment for these valuable braces that increase the quality of life and improve health outcomes for those impaired due to stroke and other neurological conditions.”

Myomo has additional MyoPro claims currently under review by the DME MACs. The company will continue to work with CMS and the DME MACs to allow Medicare Part B beneficiary access to the MyoPro and will keep patients and other interested stakeholders informed on our progress in the coming months.

About Myomo, Inc.

Myomo, Inc. is a wearable medical robotics company that offers improved arm and hand function for those suffering from neurological disorders and upper limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Boston, Massachusetts, with sales and clinical professionals across the U.S. and Germany, and other representatives internationally. For more information, please visit www.myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding the Company’s expectations related to reimbursement for its MyoPro product and the outcome and impact of the proposed rulemaking by CMS, , which is subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

•
We have a history of operating losses and our financial statements for the period ended June 30, 2023 include disclosures regarding there being substantial doubt about our ability to continue as a going concern;
•
our ability to achieve reimbursement from third-party payers for our products, including CMS for Medicare Part B patients;
•
our ability to continue to serve patients with Medicare Advantage insurance plans if CMS does not cover the MyoPro;
•
our revenue concentration with a particular insurance payer as a result of focusing our efforts on patients with insurers who have previously reimbursed for the MyoPro;
•
our ability to continue normal operations and patient interactions without supply chain disruption in order to deliver and fit our custom-fabricated device;
•
our marketing and commercialization efforts;
•
our dependence upon external sources for the financing of our operations, to the extent that we do not achieve or maintain cash flow breakeven;
•
our ability to effectively execute our business plan and scale up our operations;
•
our expectations as to our product development programs, and;
•
general market, economic, environmental and social factors that may affect the evaluation, fitting, delivery and sale of our products to patients.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

For Myomo:

ir@myomo.com

Investor Relations:

Kim Sutton Golodetz

LHA Investor Relations

212-838-3777

kgolodetz@lhai.com